UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 28, 2022

Date of Report (Date of earliest event reported)

Greencity Acquisition Corporation

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-39404	n/a
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Eshan Road, Floor 6 Pudong New District, Shanghai, China	200120
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 21-20257919

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.0001, one redeemable warrant to purchase one-half ordinary share	GRCYU	The Nasdaq Stock Market LLC
Ordinary Share	GRCY	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one half ordinary share	GRCYW	The Nasdaq Stock Market LLC

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about October 31, 2022, Greencity Acquisition Corporation (“Greencity” or the “Company”) filed with the Registrar of Companies of the Cayman Islands (“Registrar”) an amendment (the “Extension Amendment”) to its Amended and Restated Memorandum and Articles of Association to extend the date by which Greencity has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from October 28, 2022 to April 28, 2023 (the “Extension”). Greencity’s stockholders approved the Extension Amendment at the Annual General Meeting of stockholders of Greencity (the “Annual General Meeting”) on October 28, 2022. Upon the filing of the Extension Amendment with the Registrar, the time period within which Greencity has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination was extended to April 28, 2023. The foregoing description of the Extension Amendment is qualified in its entirety by the full text of the Extension Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 28, 2022, the Company held the Annual General Meeting at which the Company’s stockholders voted on four proposals, each of which is described in more details in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2022 (the “Proxy Statement”). At the Annual General Meeting, a total of 3,506,907 shares (or 67.67%) of the Company’s issued and outstanding shares common stock held of record as of September 1, 2022, the record date for the Annual General Meeting, were present either in person or by proxy, which constituted a quorum. At the Annual General Meeting, the following proposals were voted on and approved:

1.        To elect four directors to serve as members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

Name	For	Withhold
Jinlong Liu	3,506,907	0
Zhijie Wang	3,506,907	0
Anxin Wang	3,506,907	0
Chao Liu	3,506,907	0

2.       To ratify the appointment of Marcum LLP as the Company’s independent registered public account firm for the 2022 fiscal year.

Votes For	Votes Against	Abstentions
3,506,907	0	0

3.        To approve and adopt Greencity’s Amended and Restated Memorandum and Articles of Association to extend the date by Greencity must consummate its initial business combination to April 28, 2023, by amending the Amended and Restated Memorandum and Articles of Association to delete the existing Section 48.7 and 48.8 thereof and replacing it with the new Section 48.7 and 48.8 in the form set forth in Annex A of the accompanying proxy statement.

Votes For	Votes Against	Abstentions
3,506,907	0	0

4.       To approve the adjournment of the Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment proposal:

Votes For	Votes Against	Abstentions
3,506,907	0	0

Although this proposal received sufficient votes to be approved, as a result of the approval of the Extension Amendment, the adjournment of the Annual General Meeting was determined not to be necessary or appropriate.

Item 7.01	Regulation FD Disclosure.

In connection with the vote to approve the Extension Amendment, the holders of 3,311,198 shares of the Company’s ordinary shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.7333 per share, for an aggregate redemption amount of $35,540,143.87. As a result, an amount of $6,555,395.97 remains in the trust account.

The information in this Item 7.01 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title
3.1	Amendment to Amended and Restated Memorandum and Articles of Association
99.1	Press Release, dated October 28, 2022
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of October 31, 2022 by the undersigned hereunto duly authorized.

Greencity Acquisition Corporation

By:	/s/ Panyan Yu
Panyan Yu
Chief Financial Officer